EXHIBIT 99.1

                             Contact: Deidre Watters
                                  Ulticom, Inc.
                                1020 Briggs Road
                         Mount Laurel, New Jersey 08054
                                 (856) 787-2788

                      Ulticom Revises First Quarter Outlook

MOUNT LAUREL, NJ, April 24, 2002: Ulticom, Inc. (NASDAQ: ULCM), a leading provider of service enabling signaling software for wireline, wireless and Internet communications, today revised its outlook for the current quarter.

Ulticom anticipates sales for its first quarter of fiscal year 2002, ending April 30, 2002, will be approximately $7 million, resulting in an estimated loss of approximately $0.03 per share. The Company also announced that it intends to reduce its workforce by approximately 20 percent and expects to take a one-time charge of up to $3 million for staff reductions and restructuring in its second quarter ending July 31, 2002.

"The continued deterioration in the telecommunications industry has negatively affected our results," said Shawn Osborne, President and CEO of Ulticom, Inc. "As such, we are adjusting our operations to reduce costs in these challenging times. We are focusing the Company's efforts on supporting our customers and continuing to invest in our premium brand software."

The Company will provide further details during a conference call this evening, set for 5:00 p.m. Eastern Daylight Time. The dial in number is (415) 217-0050. The call also will be web cast through the Ulticom web site, www.ulticom.com. After 7:30 p.m., a replay of the call will be available for 72 hours at (800) 677-6200, pass code number 2097. A replay of the call also will be available on the Ulticom web site.

About Ulticom:
Ulticom, Inc. provides service enabling signaling software for wireless, wireline and Internet communications in Intelligent, Converged and Programmable Networks. Ulticom's Signalware products are used by the telecommunication industry's leading equipment and service providers worldwide. Traded on NASDAQ as ULCM, Ulticom is headquartered in Mount Laurel, New Jersey with additional offices in Texas and France.

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Certain statements concerning Ulticom's future results or prospects are
"forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that future results or prospects will be achieved, and actual results could differ materially from forecasts and estimates. Important among the factors that could cause actual results to differ materially from forecasts and estimates are: risks associated with the current weakness in the world economy generally, and in the telecommunications industry in particular; risks associated with rapid technological changes in the telecommunications industry; risks associated with implementing workforce reductions, restructuring or otherwise reducing our operating costs; risks associated with holding a large proportion of our assets in cash equivalents and short-term investments and the reduction of prevailing interest rates; risks associated with our products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with our dependence on sales of our Signalware products; risks associated with future networks not utilizing signaling systems and protocols which our products are designed to support; risks associated with the development and acceptance of new products and product features; risks associated with our dependence on a limited number of customers for a significant percentage of our revenues; risks associated with our products having long sales cycles and our limited ability to forecast the timing and amount of product sales; risks associated with the integration of our products with those of equipment manufacturers and application developers and our ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with our reliance on a limited number of independent manufacturers to manufacture boards for our products and on a limited number of suppliers for our board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights of others; risks associated with others infringing on our intellectual property rights and the inappropriate use by others of our proprietary technology; risks associated with prevailing economic conditions and financial trends in the public securities markets in general, and in the recent decline in the stock prices of technology companies in particular, including Ulticom; risks associated with the need for the Company to attract and retain key personnel; and risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Ulticom, Signalware and Programmable Network are registered trademarks of Ulticom, Inc.